                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is entered into as of March 29, 2001, among CORE, Inc., a Massachusetts corporation (the "COMPANY"), the undersigned stockholders (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS") of the Company, and Fortis, Inc., a Nevada corporation ("PARENT").

         WHEREAS, concurrently with the execution and delivery of this Agreement, CORE Merger Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent ("PURCHASER"), Parent and the Company have entered into an Agreement and Plan of Merger dated of even date herewith (the "MERGER AGREEMENT"), providing for the merger of Purchaser with and into the Company (the "MERGER") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

         WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which each Stockholder will receive the Merger Price (as defined in the Merger Agreement) in exchange for each share of Common Stock, par value $.10 per share, of the Company ("COMPANY COMMON STOCK") owned by such Stockholder, the Stockholders each have agreed to enter into this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. REPRESENTATIONS OF STOCKHOLDERS. Each of the Stockholders severally represents as to himself or herself:

                  (a) That such Stockholder is (i) the beneficial owner (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 ACT")) of the number of shares of Company Common Stock set forth opposite such Stockholder's name under the heading "Common Shares" on EXHIBIT A hereto (collectively, such Stockholder's "COMMON SHARES") and (ii) the holder of stock options to purchase the number of shares of Company Common Stock set forth opposite such Stockholder's name under the heading "Option Shares" on EXHIBIT A hereto (collectively, such Stockholder's "OPTION SHARES"). Each Stockholder's Common Shares and Option Shares are hereinafter collectively referred to as "SHARES."

                  (b) That such Stockholder does not beneficially own any shares of Company Common Stock other than his or her Shares.

                  (c) That, except as disclosed on EXHIBIT B hereto, such Stockholder has the right, power and authority to execute and deliver this Agreement and to perform his or her obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares, other than as imposed pursuant to this Agreement.

                  (d) That, except as disclosed on EXHIBIT B hereto or as permitted pursuant to Section 6, such Stockholder's Common Shares and rights to his or her Option Shares are held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Shares other than this Agreement.

                  (e) That such Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder acknowledges that the irrevocable proxy set forth in
Section 3 is granted in consideration for the execution and delivery of the Merger Agreement by Parent and Purchaser.

The representations and warranties contained herein shall be made as of the date hereof and each Stockholder shall (a) use all reasonable efforts to assure that each representation and warranty remains true and correct and (b) not take any action that would cause any representation or warranty not to be true and correct, as of each date from the date hereof through and including the date that the Merger is consummated or the Merger Agreement is terminated.

         2. AGREEMENT TO VOTE COMMON SHARES. Each of the Stockholders severally agrees to vote his or her Common Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of his or her Common Shares or New Shares to vote such Common Shares or New Shares, (a) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof (provided that the terms of the Merger Agreement shall not have been amended to reduce the Merger Price to less than $4.92 per share or to impose any specific obligation on the Stockholder that is not imposed uniformly on all stockholders of the Company, except as such Stockholder has agreed in writing), and (b) against any action or proposal that would compete with or reasonably could be expected to serve to interfere materially with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Notwithstanding the foregoing, neither (a) the inability of any Stockholder to vote his or her Common Shares or New Shares in accordance with this Section 2 due to the presence at any meeting of stockholders of the proxy granted pursuant to Section 3, (b) the failure of any Stockholder to attend in person a meeting of the stockholders of the Company or adjournment thereof or (c) actions taken by any Stockholder in connection with such Stockholder's appointment as a proxy to represent and vote shares of the Company's stockholders (other than the Stockholder) at a meeting of stockholders shall be a violation of this Agreement.

         3.       GRANT OF LIMITED IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

                  (a) Each Stockholder hereby irrevocably grants to and appoints Jerome A. Atkinson, General Counsel of Parent, Drew Desky, Vice President--Mergers and Acquisitions of Parent, and Katherine Greenzang, Vice President and Corporate Counsel of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent (individually a "Proxy"), and each of them individually, the Stockholder's limited proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, solely to vote the Stockholder's Common Shares and any New Shares which are held of record by the Stockholder, or grant a consent or approval in respect of such Common Shares and New Shares (i) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof (provided that the terms of the Merger Agreement shall not have been amended to reduce the Merger Price to less than $4.92 per share or to impose any specific obligation on the Stockholder that is not imposed uniformly on all stockholders of the Company, except as such Stockholder has agreed in writing), and (ii) against any action or proposal that would compete with or serve to interfere materially with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger.

                  (b) The proxies granted hereunder shall terminate, with no further action on the part of any Stockholder, upon the earlier of (i) termination of the Merger Agreement or (ii) September 30, 2001.

                  (c) Each Proxy severally agrees to vote all Common Shares and any New Shares in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof.

                  (d) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Shares are not irrevocable, and that such Stockholder shall, simultaneously with the execution of this Agreement, take any and all actions necessary to revoke such proxies in accordance with their terms.

                  (e) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that this proxy is irrevocable to the extent permitted by Massachusetts law and is coupled with an interest. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

                  (f) Nothing in this Agreement shall affect a Stockholder's economic or financial interest in such Stockholder's Shares and, without limiting the foregoing, the parties acknowledge and agree that, in the event that the Merger or any other transaction involving or affecting the stock of the Company is consummated, such Stockholder shall be entitled to any and all consideration in exchange for such Stockholder's Shares.

         4. NO VOTING TRUSTS. Each Stockholder severally agrees that, on and after the date hereof, such Stockholder shall not, nor will such Stockholder permit any entity under his or her control to, deposit any of such Stockholder's Shares in a voting trust or subject any of such Stockholder's Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with Parent or Purchaser.

         5. NO PROXY SOLICITATIONS. Each Stockholder severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under his or her control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action that would compete with or otherwise could serve to interfere materially with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger; provided, that the foregoing shall not restrict any Stockholder who is a director or executive officer of the Company from taking any action such Stockholder believes is necessary or appropriate to satisfy such director's fiduciary duty to stockholders of the Company.

         6. TRANSFER AND ENCUMBRANCE. On or after the date hereof, except as disclosed on EXHIBIT B hereto, each Stockholder severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of his or her Shares or New Shares prior to the earliest of (a) the effective date of the Merger, (b) the date this Agreement shall be terminated in accordance with its terms or (c) termination of the Merger Agreement. The provisions of this Section 6 shall not apply to the transfer by gift, will or intestate succession of any Stockholder to his or her spouse or to the siblings, lineal descendants or ancestors of such Stockholder or his or her spouse, or any trust established for the benefit of any of them, if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he or she were the original owner of such Shares or New Shares and the transferor shall cause the Company to place the following legend on the certificates representing such transferred Shares, which legend shall remain thereon until the earliest of (a) expiration or termination of the Agreement,
(b) the consummation of the Merger or (c) termination of the Merger Agreement:

         The shares of capital stock represented by this certificate are subject to a Voting Agreement, dated as of March 29, 2001 among the Stockholders named therein, CORE, Inc. and Fortis, Inc., which, among other things, (a) restricts the sale or transfer of such shares except in accordance therewith, (b) restricts the voting of such shares except in accordance therewith, and (c) subjects such shares to a limited irrevocable proxy under Section 41 of the Massachusetts Business Corporation Act.

         7. ADDITIONAL PURCHASES. Each Stockholder severally agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock after the execution of this Agreement, including, without limitation, pursuant to the exercise of stock options held by such Stockholder, or (c) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of Company Common Stock other than the Shares (collectively, "NEW SHARES"), all of such New Shares shall be subject to the terms of this Agreement to the same extent as if they constituted Shares, including, without limitation, the irrevocable proxy set forth in Section 3 hereof.

         8. SPECIFIC PERFORMANCE. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall not be assignable without the written consent of all other parties hereto.

         10. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof.

This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         11.      MISCELLANEOUS.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Massachusetts.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, as defined in the Merger Agreement or (ii) termination of the Merger Agreement.

                  (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (f) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until such time as the Merger Agreement is executed and delivered by the Company, Parent and Purchaser, at which time this Agreement shall automatically become effective and binding. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                         [Signatures Begin on Next Page]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                   FORTIS, INC.


                                   By:      /s/ Drew Desky
                                            ------------------------------------

                                   Name:    Drew Desky
                                            ------------------------------------

                                   Title:   Vice President, M&A
                                            ------------------------------------


                                   CORE, INC.


                                   By:      /s/ George C. Carpenter IV
                                            ------------------------------------

                                   Name:    George C. Carpenter IV
                                            ------------------------------------

                                   Title:   Chairman and Chief Executive Officer
                                            ------------------------------------


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                   THE STOCKHOLDERS:


                                   /s/ George C. Carpenter IV
                                   ---------------------------------------------
                                   Name: George C. Carpenter IV


                                   /s/ Jill Ann Carpenter
                                   ---------------------------------------------
                                   Name: Jill Ann Carpenter


                                   /s/ Craig C. Horton
                                   ---------------------------------------------
                                   Name: Craig C. Horton


                                   /s/ R. Gary Dolenga
                                   ---------------------------------------------
                                   Name: R. Gary Dolenga


                                   /s/ Stephen C. Caulfield
                                   ---------------------------------------------
                                   Name: Stephen C. Caulfield


                                   /s/ Joanne B. Caulfield
                                   ---------------------------------------------
                                   Name: Joanne B. Caulfield


                                   /s/ Lisa O. Hansen
                                   ---------------------------------------------
                                   Name:  Lisa O. Hansen


                                   /s/ James T. Fallon
                                   ---------------------------------------------
                                   Name: James T. Fallon


                                   /s/ Michael D. Lachance
                                   ---------------------------------------------
                                   Name: Michael D. Lachance


                                   /s/ Leslie Alexandre
                                   ---------------------------------------------
                                   Name: Leslie Alexandre


                                   /s/ David Tourangeau
                                   ---------------------------------------------
                                   Name: David Tourangeau

                                   /s/ Richard Towle
                                   ---------------------------------------------
                                   Name:  Richard Towle


                                   /s/ James R. Boris
                                   ---------------------------------------------
                                   Name:  James R. Boris

                                   PROXIES:

                                   The undersigned Proxies agree to
                                   vote the Shares as set forth in
                                   Section 3(c):


                                   /s/ Jerome A. Atkinson
                                   ---------------------------------------------
                                   Name: Jerome A. Atkinson


                                   /s/ Drew Desky
                                   ---------------------------------------------
                                   Name:  Drew Desky


                                   /s/ Katherine Greenzang
                                   ---------------------------------------------
                                   Name: Katherine Greenzang

                                    EXHIBIT A



--------------------------------------------------------------------------------
             STOCKHOLDER            COMMON SHARES             OPTION SHARES
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
George C. Carpenter                          318,556                   170,000
-------------------------------------------------------------------------------
Craig C. Horton                              176,218                   170,000
-------------------------------------------------------------------------------
R. Gary Dolenga                              103,000                   195,010
-------------------------------------------------------------------------------
Stephen C. Caulfield                          51,276                   137,000
-------------------------------------------------------------------------------
Lisa O. Hansen                               230,850                    31,667
-------------------------------------------------------------------------------
James T. Fallon                              230,850                    31,667
-------------------------------------------------------------------------------
Michael D. Lachance                          230,850                    31,667
-------------------------------------------------------------------------------
Leslie Alexandre                              15,000                    94,375
-------------------------------------------------------------------------------
David Tourangeau                               1,000                    36,000
-------------------------------------------------------------------------------
Richard Towle                                      0                    36,000
-------------------------------------------------------------------------------
James R. Boris                                     0                    36,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
TOTAL:                                     1,357,600                   969,386
-------------------------------------------------------------------------------

                                    EXHIBIT B


All of Mr. Carpenter's Common Shares are held in a margin account at Smith Barney. Notwithstanding any other term or condition of this Agreement, sales of such Common Shares in connection with or in lieu of a margin call shall not be a violation of this Agreement.

All of Mr. Horton's Common Shares are held in a margin account at Bear Stearns. Notwithstanding any other term or condition of this Agreement, sales of such Common Shares in connection with or in lieu of a margin call shall not be a violation of this Agreement.